As filed with the Securities and Exchange Commission on March 30, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Corindus Vascular Robotics, Inc.

(Exact name of registrant as specified in its charter)

Nevada	30-0687898
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

309 Waverley Oaks Road, Suite 105

Waltham, MA 02452

(508) 653-3335

(Address of Principal Executive Offices) (Zip Code)

2014 Stock Award Plan

(Full title of the plan)

David M. Handler

Chief Executive Officer

Corindus Vascular Robotics, Inc.

309 Waverley Oaks Road, Suite 105

Waltham, MA 02452

(508) 653-3335

(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

with copies to:

David W. Long

Chief Financial Officer

Corindus Vascular Robotics, Inc.

309 Waverley Oaks Road, Suite 105

Waltham, MA 02452

(508) 653-3335

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.0001 par value per share	9,035,016 Shares	$4.25	$38,398,818	$4,461.94

(1)	Represents the maximum number of shares of Common Stock of the Company, $0.0001 par value per share (the “Common Stock”), issuable pursuant to the 2014 Stock Award Plan (the “Plan”). In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate amount of Common Stock to be offered or sold pursuant to the Plan described herein to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	In accordance with Rules 457(c) and (h) under the Securities Act, the proposed maximum offering price per share and the maximum aggregate offering price for the shares have been calculated solely for the purpose of determining the amount of the registration fee based on the average of the high and low prices per share of our Common Stock on OTCQB on March 26, 2015.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the introductory note to Part I of the Form S-8 instructions. The documents containing the information specified in Part I will be delivered to the participants in the Plan as required by Rule 428(b)(1). These documents are not being filed with the Securities and Exchange Commission (the “SEC”) as part of this Registration Statement or as prospectuses pursuant to Rule 424 promulgated under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by Corindus Vascular Robotics, Inc. (the “Company” or the “Registrant”) with the SEC pursuant to the Securities Act, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein:

(a)	Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (File No. 333-176581) filed with the SEC on March 30, 2015;

(b)	Current Reports on Form 8-K (File No. 333-176581) filed with the SEC on July 7, 2014, August 6, 2014, August 12, 2014 (as amended by Amendment No. 1 on Form 8-K/A filed with the SEC on August 15, 2014), August 25, 2014, August 29, 2014, September 16, 2014, November 14, 2014 and November 19, 2014; and

(c)	All other reports filed with the SEC by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold.

In addition, all documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such statements as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Description of Capital Stock

The following description of the terms of the Company’s capital stock sets forth certain general terms and provisions of these securities. This section also summarizes relevant provisions of Nevada Corporation Law. The terms of the Company’s Articles of Incorporation and Bylaws, as well as the terms of Nevada Corporation Law, are more detailed than the general information provided below. Therefore, you should carefully consider the actual provisions of these documents.

The Company is authorized to issue an aggregate of 260,000,000 shares of capital stock, 250,000,000 shares of common stock, par value $0.0001 per share (“Common Stock”), and 10,000,000 shares of undesignated “blank check” preferred stock, par value $0.0001 per share (“Preferred Stock). As of March 27, 2015, the Company had 105,883,157 shares of Common Stock issued and outstanding and no shares of Preferred Stock issued and outstanding.

Description of the Company’s Common Stock

Common Stock

As of March 27, 2015, the Company had 105,883,157 shares of Common Stock issued and outstanding. Each outstanding share of Common Stock is duly and validly issued, fully paid and non-assessable.

Holders of the Company’s Common Stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of Common Stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of Common Stock voting for the election of directors can elect all of the directors. Holders of the Company’s Common Stock representing a majority of the voting power of the Company’s capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of the Company’s stockholders. A vote by the holders of a majority of the Company’s outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company’s Articles of Incorporation.

Holders of Common Stock are entitled to share in all dividends that the Board of Directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the Common Stock. Holders of the Company’s Common Stock have no preemptive rights, no conversion rights and there are no redemption provisions applicable to the Company’s Common Stock.

Preferred Stock

As of March 27, 2015, there were no shares of the Company’s Preferred Stock issued and outstanding.

The Company’s authorized Preferred Stock is “blank check” preferred. Accordingly, subject to limitations prescribed by law, the Company’s Board of Directors is expressly authorized, at its discretion, to adopt resolutions to issue shares of Preferred Stock of any class or series, to fix the number of shares of any class or series of Preferred Stock and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether the dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the Preferred Stock, in each case without any further action or vote by the Company’s stockholders.

Options

On August 12, 2014, the Company consummated a reverse acquisition (the “Acquisition”) pursuant to the Securities Exchange and Acquisition Agreement (the “Acquisition Agreement”) between the Company and Corindus, Inc. Pursuant to the terms of the Acquisition Agreement, (i) all outstanding shares of common stock of Corindus, Inc., $0.01 par value per share, were exchanged for shares of the Company’s Common Stock, and (ii) all outstanding options and warrants to purchase shares of Corindus, Inc. (the “Corindus Options” and the “Corindus Warrants”) were exchanged for or replaced with options and warrants to acquire shares of the Company’s Common Stock (the “Company Options” and the “Company Warrants,” respectively).

In connection with the Acquisition, the Company exchanged Corindus Options for Company Options. The Corindus Options had been issued pursuant to either the Corindus, Inc. 2006 Umbrella Option Plan (the “2006 Option Plan”) or the Corindus, Inc. 2008 Stock Incentive Plan (the “2008 Option Plan”). At the closing of the Acquisition, the Company’s Board of Directors approved the Plan as a replacement for the 2006 Option Plan and 2008 Option Plan and under which the Company Options were issued. The Company’s Board of Directors also approved the forms of replacement (i) Employee Stock Option for 2006 Option Holders, (ii) Director Stock Option for 2006 Option Holders, (iii) Employee Stock Option for 2008 Option Holders, (iv) Officer Stock Option for 2008 Option Holders and (v) Director Stock Option for 2008 Option Holders.

The Plan is an equity incentive plan pursuant to which the Company can grant options or other equity incentive awards to employees or other persons on terms and conditions determined by the Company’s Board of Directors or its Compensation Committee thereof. The options or other equity awards that may be granted under the Plan may qualify as incentive stock options under the Internal Revenue Code of 1986, as amended. The Plan is limited to award issuances which in the aggregate equal 9,035,016 shares, all of which shares were used for the issuance of the Company Options. The Company Options continue to vest and become exercisable on the same time-vesting schedule as applied prior to closing of the Acquisition based on the option holder’s continued service to the Company. Subsequent to the issuance of the Company Options, the Company canceled certain Company Options due to termination of employees and issued additional Company Options under the Plan.

The Company has outstanding Company Options issued under the Plan to purchase an aggregate of 8,661,596 shares of the Company’s Common Stock at an approximate exercise price ranging between $0.22 to $0.92 per share that are either currently exercisable or are exercisable on various dates on or before June 2018.

Anti-takeover Effects of the Company’s Articles of Incorporation and Bylaws

The Company’s Articles of Incorporation and Bylaws contain certain provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of the Company or changing the Company’s Board of Directors and management. According to the Company’s Articles of Incorporation and Bylaws, neither the holders of the Company’s Common Stock nor the holders of the Company’s Preferred Stock, if any shall be issued and outstanding, have cumulative voting rights in the election of the Company’s directors. The combination of the present ownership by a few stockholders of a significant portion of the Company’s issued and outstanding shares of Common Stock and lack of cumulative voting makes it more difficult for other stockholders to replace the Company’s Board of Directors or for a third party to obtain control of the Company by replacing the Company’s Board of Directors. Additionally, the Company is authorized to issue up to 10,000,000 shares of Preferred Stock in one or more series without stockholder approval, and each such series of preferred stock may have such preferences, rights and limitations as the Company’s Board of Directors may determine.

Anti-takeover Effects of Nevada Law

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes (the “NRS”) generally prohibit a Nevada corporation with at least 200 stockholders of record from engaging in various “combination” transactions with any interested stockholder for a period of two years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status or the combination is approved by the board of directors and thereafter is approved at a meeting of the stockholders by the affirmative vote of stockholders representing at least 60% of the outstanding voting power held by disinterested stockholders, unless (a) the combination was approved by the board of directors prior to the person becoming an interested stockholder or (b) the transaction by which the person first became an interested stockholder was approved by the board of directors before the person became an interested stockholder. After the expiration of two years after the person becomes an interested stockholder, a Nevada corporation subject to the statue may not engage in a combination with an interested stockholder unless:

•	either (a) or (b) above are satisfied,

•	the combination is approved after expiration of such two year period by a majority of the voting power held by disinterested stockholders, or

•	the consideration to be paid in the combination is at least equal to the highest of: (i) the highest price per share paid by the interested stockholder within the two years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (ii) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher or (iii) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is generally defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, (c) 10% or more of the earning power or net income of the corporation and (d) certain other transactions with an interested stockholder or an affiliate or associate of an interested stockholder.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within two years, did own) 10% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

The foregoing discussion merely summarizes certain aspects, and is limited by reference to, the above sections of the NRS.

Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS apply to “issuing corporations,” which are Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and that conduct business directly or indirectly in Nevada. Although the Company is a Nevada corporation, the Company does not currently satisfy the requirements for an “issuing corporation,” thus, the Nevada control share law is not currently applicable to us. The control share statute prohibits an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Generally, once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote unless approved by a majority of the voting power of the issuing corporation excluding the shares as to which the acquiring person, its associates, or officers, directors or employees of the issuing corporation exercise voting rights. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

A corporation may elect to not be governed by, or “opt out” of, the control share provisions by making an election in its articles of incorporation or bylaws, provided that the opt-out election must be in place on the 10th day following the date an acquiring person has acquired a controlling interest, that is, crossing any of the three thresholds described above. The Company has not opted out of the control share statutes, and will be subject to these statutes if it is an “issuing corporation” as defined in such statutes.

The effect of the Nevada control share statutes is that the acquiring person, and those acting in association with the acquiring person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders at an annual or special meeting. The Nevada control share law, if applicable, could have the effect of discouraging takeovers of our Company.

The foregoing discussion merely summarizes certain aspects, and is limited by reference to, the above sections of the NRS.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 78.138 of the NRS provides that, unless the corporation’s articles of incorporation provide otherwise, a director or officer will not be individually liable for damages to the corporation or its stockholders or creditors as a result of any act or omission in his or her capacity as an officer or director unless it is proven that (a) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (b) such breach involved intentional misconduct, fraud, or a knowing violation of the law.

Section 78.7502 of the NRS permits a company to indemnify its directors and officers against expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending, or completed action, suit, or proceeding, if the officer or director (a) is not liable pursuant to NRS 78.138, or (b) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful. Section 78.7502 of the NRS also precludes indemnification by the corporation if the officer or director has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines that in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses. Section 78.7502 also requires a corporation to indemnify its officers and directors if they have been successful on the merits or otherwise in defense of any claim, issue or matter resulting from their service as a director or officer.

Section 78.751 of the NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit, or proceeding as they are incurred and in advance of final disposition thereof, upon determination by the stockholders, disinterested board members or, in certain instances, by independent legal counsel. Section 78.751 of NRS allows a corporation to advance expenses as incurred upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company if so provided in the corporations articles of incorporation, bylaws, or other agreement. Section 78.751 of the NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation, bylaws, or other agreement unless a final adjudication establishes that the director’s or officer’s acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

Section 78.752 of the NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

The foregoing discussion of indemnification merely summarizes certain aspects of indemnification provisions and is limited by reference to the above discussed sections of the NRS.

The Company’s Articles of Incorporation and Bylaws provide that it shall indemnify to the full extent of its power to do so, all directors, officers, employees and/or agents. Insofar as indemnification by the company for liabilities arising under the Securities Act may be permitted to officers and directors of the Company pursuant to the foregoing provisions or otherwise, the Company is aware that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

The Company has entered into an indemnification agreement with Gerard Winkels, one of the Company’s directors, which provides for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by him in his capacity as a director of the Company in any action or proceeding.

Item 7.	Exemption From Registration Claimed.

Not applicable.

Item 8.	Exhibits.

See the Exhibit Index immediately following the signature pages, which is incorporated herein by reference.

Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Boston, the Commonwealth of Massachusetts, on the 30th day of March, 2015.

CORINDUS VASCULAR ROBOTICS, INC.

By:	/s/ David M. Handler
Name:	David M. Handler
Title:	Chief Executive Officer, President and Director

POWER OF ATTORNEY AND SIGNATURES

Each person whose signature appears below hereby constitutes and appoints David M. Handler and David W. Long, and each one of them, any of whom may act without joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments or supplements to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ David M. Handler	Chief Executive Officer, President and Director (Principal Executive Officer)	March 30, 2015
David M. Handler

/s/ David W. Long	Chief Financial Officer, Senior Vice President, Treasurer and Secretary (Principal Financial and Accounting Officer)	March 30, 2015
David W. Long

/s/ Jeffrey C. Lightcap	Chairman	March 30, 2015
Jeffrey C. Lightcap

/s/ Hillel Bachrach	Director	March 30, 2015
Hillel Bachrach

/s/ Jeffrey Gold	Director	March 30, 2015
Jeffrey Gold

/s/ David White	Director	March 30, 2015
David White

/s/ Gerard Winkels	Director	March 30, 2015
Gerard Winkels

/s/ Michael Mashaal	Director	March 30, 2015
Michael Mashaal

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (File No. 333-176581) filed with the SEC on August 31, 2011).

4.2	Certificate of Correction to Articles of Incorporation (incorporated herein by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 (File No. 333-176581) filed with the SEC on August 31, 2011).

4.3	Form of Certificate to Accompany Restated Articles or Amended and Restated Articles (incorporated herein by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K (File No. 333-176581) filed with the SEC on August 6, 2014).

4.4	Bylaws (incorporated herein by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-1 (File No. 333-176581) filed with the SEC on August 31, 2011)

5.1	Opinion of Emmel & Klegerman, PC (filed herewith).

23.1	Consent of Ernst & Young LLP (filed herewith).

23.2	Consent of Emmel & Klegerman, PC (included as part of Exhibit 5.1).

24.1	Power of Attorney (included as part of the signature pages to this Registration Statement).

99.1	2014 Stock Award Plan (incorporated herein by reference to Exhibit 10.01 to the Company’s Current Report on Form 8-K (File No. 333-176581) filed with the SEC on August 6, 2014).

99.2	Form of Employee Stock Option for 2006 Option Holders (incorporated herein by reference to Exhibit 10.02 to the Company’s Current Report on Form 8-K (File No. 333-176581) filed with the SEC on August 6, 2014).

99.3	Form of Director Stock Option for 2006 Option Holders (incorporated herein by reference to Exhibit 10.03 to the Company’s Current Report on Form 8-K (File No. 333-176581) filed with the SEC on August 6, 2014).

99.4	Form of Employee Stock Option for 2008 Option Holders (incorporated herein by reference to Exhibit 10.04 to the Company’s Current Report on Form 8-K (File No. 333-176581) filed with the SEC on August 6, 2014).

99.5	Form of Officer Stock Option for 2008 Option Holders (incorporated herein by reference to Exhibit 10.05 to the Company’s Current Report on Form 8-K (File No. 333-176581) filed with the SEC on August 6, 2014).

99.6	Form of Director Stock Option for 2008 Option Holders (incorporated herein by reference to Exhibit 10.06 to the Company’s Current Report on Form 8-K (File No. 333-176581) filed with the SEC on August 6, 2014).